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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
MicroTel International, Inc.

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-74281, 333-71035, 333-69571, 333-12567 and 333-65528) on
Form S-8 of our report dated February 25, 2002, relating to the consolidated financial statements and financial statement schedule of MicroTel International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

/S/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP

Orange County, California
April 1, 2002